U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 22, 2005

CASCADE NATURAL GAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	1-7196 (Commission file number)	91-0599090 (IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109
(Address of principal executive offices)

(206) 624-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On April 22, 2005, the Company’s Board of Directors approved an increase in the annual compensation paid to the Audit Committee Chair (in addition to fees paid to all directors) from $5,000 to $7,500, effective May 1, 2005.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 1, 2005, David W. Stevens commenced employment as the Company’s President and Chief Executive Officer (“CEO”) and was elected by the Board of Directors to serve as a member of the Board of Directors to replace W. Brian Matsuyama, the Company’s former President, CEO, and Vice Chairman of the Board, upon Mr. Matsuyama’s retirement on March 31, 2005.

On March 9, 2005, the Company filed a Form 8-K with respect to the hiring and election of Mr. Stevens and the forthcoming retirement of Mr. Matsuyama.  As of the date of that filing, the Company had not determined those committees of the Board of Directors to which Mr. Stevens would be named.  On April 22, 2005, the Board of Directors appointed Mr. Stevens to the Executive Committee of the Board of Directors.  Pursuant to Item 5.02(d)(3) of Form 8-K, the Company is hereby reporting Mr. Stevens’ appointment to the Executive Committee.

Item 8.01                                             Other Events.

In connection with modifying administrative procedures and updating the prospectus for the Company’s Automatic Dividend Reinvestment Plan (the “DRIP”), the Company has learned that the number of shares of its common stock issued pursuant to the DRIP exceeded the number of shares previously registered for such purpose under the Securities Act of 1933, as amended (the “Securities Act”).  As a result, the Company may have failed to comply with the registration or qualification requirements of federal and applicable state securities laws with respect to such shares.

Based upon the Company’s preliminary investigation, the Company currently believes that approximately 123,000 shares of its common stock were issued to DRIP participants between August 2003 and March 2005 in excess of the number of shares registered specifically for such purpose.  Such shares were issued at prices ranging from $19.07 to $22.07 per share.  Proceeds received from the issuance of such shares were used for general corporate purposes.  The Company is continuing to investigate details concerning the DRIP participants affected and is evaluating appropriate actions to be taken, including a possible rescission offer, to rectify this oversight.  Meanwhile, the Company is preparing to file a new registration statement under the Securities Act covering shares to be issued in the future under the DRIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: April 28, 2005	By:	/s/ J.D. Wessling
J.D. Wessling
Chief Financial Officer